Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Paramount Global of our report dated February 15, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Paramount Global’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterCoopers LLP

New York, New York

October 7, 2022